July 24, 1996

VIA FACSIMILE MAIL

Hunters Partners              The Balcor Company       Daniel J. Perlman, Esq.
Limited Partnership           2355 Waukegan Road       Katten Muchin & Zavis
c/o The Balcor Company        Suite A200               Suite 2100
2355 Waukegan Road            Bannockburn, IL  60015   525 W. Monroe Street
Suite A200                    Attn.:  Al Lieberman     Chicago, IL  60661
Bannockburn, IL  60015
Attn.:  Ilona Adams

     Re:  Agreement of Sale, dated as of the 25th day of June, 1996
          (the "Agreement") between Hunters Partners Limited Partnership, as Seller, and ERP Operating Limited Partnership, as Purchaser, for the purchase of Hunter's Glen Apartments, Chesterfield, Missouri (the "Property").

Dear Ms. Adams and Messrs. Lieberman and Perlman:

     Purchaser hereby requests an extension of the Approval Period, as such term is defined in Section 16(A) of the Agreement, from July 24, 1996 until 5:00 CDT on August 5, 1996. Purchaser further requests that the Closing Date, as such term is defined in Section 8 of the Agreement, be changed from August 1, 1996 to August 15, 1996. Please acknowledge Seller's acceptance of these modifications to the Agreement by executing this letter in the space provided below and returning it via facsimile mail to Purchaser.

                         ERP OPERATING LIMITED PARTNERSHIP,
                         an Illinois limited partnership

                         By:  Equity Residential Properties Trust,
                              a Maryland Real Estate Investment
                              Trust, its general partner

                         By:  /s/ Lori P. Shelstad
                              ------------------------------------
                                  Lori P. Shelstad
                                  Vice President

Approved and Accepted this    day of July, 1996.

HUNTERS PARTNERS LIMITED PARTNERSHIP, an Illinois limited partnership

By: Hunters Partners, Inc., an Illinois corporation

     By:  /s/ Alan Lieberman
          ------------------------------
              Alan Lieberman
              Authorized Agent